Exhibit 107

CALCULATION OF FILING FEE TABLES

S-1

SRx Health Solutions, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of common stock, par value $0.0001 per share	(1)	Other	2,506,893,959	$0.3965	$993,983,454.70	0.0001381	$137,269.12
Fees Previously Paid	Equity	Shares of common stock, par value $0.0001 per share	(1)	Other	82,000,000	0.3240	26,568,000.00	0.0001381	3,669.04
Total Offering Amounts:							$1,020,551,454.70		140,938.16
Total Fees Previously Paid:									3,669.04
Total Fee Offsets:									0
Net Fee Due:									$137,269.12

Offering Note(s)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.

Consists of up to 2,506,893,959 shares of common stock being registered for resale by the selling securityholders named in this Registration Statement which includes up to 2,506,893,959 shares of common stock that we may elect, in our sole discretion, to issue and sell to Keystone Capital Partners, LLC (“Keystone”), from time to time under the Purchase Agreement, and subject to applicable stock exchange rules.

Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock being registered in accordance with Rule 457(c) under the Securities Act based upon a proposed maximum aggregate offering price per unit of $0.3965 per share, the average of the high ($0.4090) and low ($0.0840) prices of the shares of common stock of the registrant as reported on the NYSE American on December 3, 2025, which such date is within five business days of the filing of this registration statement.